UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2008 (May 15, 2008)

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Voyant International Corporation

 (Exact name of registrant as specified in its charter)

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Nevada	33-26531-LA	88-0241079
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Castro Street

Suite 318

Mountain View, CA 94041

 (Address of Principal Executive Office) (Zip Code)

(800) 710-6637

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains forward-looking statements, including but not limited to, those that refer to the Registrant’s future development plans or operating results. Actual results could differ materially from those anticipated due to risk factors that include, but are not limited to, lack of timely development of products and services; lack of market acceptance of products, services and technologies; inadequate capital; adverse government regulations; competition; breach of contract; inability to earn revenue or profits; dependence on key individuals; inability to obtain or protect intellectual property rights; lower sales and higher operating costs than expected; technological obsolescence of the companies’ products; limited operating history and risks inherent in the companies’ markets and business.

Item 1.01

Entry into a Material Definitive Agreement

On May 15, 2008, the Registrant (herein after “Registrant” or “Voyant”) entered into a development agreement (herein after “Agreement”) and purchase order (hereinafter “Order”) with a certain customer (herein after “Customer”)  to develop and deliver a novel, advanced broadband radio that will exploit the so-called spectral white space soon being made available by the FCC.

Under the terms of the Agreement, the Registrant will develop for the Customer a software-defined radio for a certain application. The radio will be capable of operating in and around a variety of frequency bands including the upper and lower 700 MHz bands which have been recently auctioned by the FCC. The radio will also be able to use the licensed and unlicensed channels in the 900 MHz band.

The Agreement is for the development and delivery of 3,000 radio’s. Voyant must deliver 100 of these radio’s no later than June 30, 2009. Upon acceptance on this date by the Customer, the Customer is then obligated to receive quarterly shipments based on their needs so that the total 3,000 units are delivered within 60 months. The order is not cancellable in the ordinary course, unless Voyant fails to deliver the 100 units by June 30, 2009.

The total value under the Agreement and Order is $2,050,000. The contract includes non-recurring engineering. An initial amount has already been received and the remainder is due over the next 4 months. The purchase price for the additional units will be due 30 days after receipt of each unit. The Customer has informed us that it intends to expand its markets and expects to continue to use the Registrant as a supplier if and when its businesses warrant.

There are industry standard commercial terms and conditions consistent with industry practices included in the Agreement. In addition, as part of the contract, the CEO of the Customer has also elected to invest $100,000 into the Registrant through the purchase of restricted common stock. He will receive a 33% discount to the closing market price on the day prior to the transaction.

Item 8.01

Other Events.

On May 21, 2008, the Registrant issued a press release relating to a development agreement and purchase order.  A copy of that press release is attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Document

99.1

Press Release of Registrant dated May 21, 2008 relating to a development agreement and purchase order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYANT INTERNATIONAL CORPORATION

By:	/s/ Dana R. Waldman
Dana R. Waldman Chief Executive Officer

Date:  May 21, 2008

Exhibit Index

Exhibit No.	Document
99.1	Press Release of Registrant dated May 21, 2008 relating to a development agreement and purchase order.